Celera Contacts:  Media & Investors              European Media and Investors
                  Rob Bennett                    David Speechly, Ph.D.
                  240.453.3990                   (UK) (+44)207.868.1642
                  robert.bennett@celera.com      speechdp@celera.com
                  -------------------------      -------------------

                   CELERA GENOMICS REPORTS FOURTH QUARTER AND
                               FISCAL 2003 RESULTS

ROCKVILLE, MD - July 23, 2003 - Celera Genomics Group (NYSE: CRA), an Applera
Corporation business, today reported a net loss of $19.4 million, or $0.27 per share, for the fourth quarter of fiscal 2003 ended June 30, 2003, compared to a net loss of $28.8 million, or $0.42 per share in the prior year period. Included in the prior year's results are a $2.8 million charge related to the restructuring announced in June 2002 and a $6.0 million write-down of investments. All per share amounts refer to Applera Corporation-Celera Genomics
Group Common Stock.

For the recently completed quarter, R&D expenses decreased to $28.5 million from
$36.7 million in the same quarter last year, due primarily to the wind-down of the Applera Genomics Initiative and programs eliminated in the June 2002 restructuring. Revenues for the quarter decreased to $21.5 million from $28.1 million for the same quarter in fiscal 2002, primarily due to Celera's decision not to pursue additional sequencing service business. Online/Information
Business revenue was $17.2 million for the quarter, compared to $19.8 million in the same period last year. Operating income for the Online/Information Business was $6.2 million compared to $6.8 million in the prior year period. Expenses related to the Applera Genomics Initiative are not allocated to the
Online/Information Business.

On June 30, 2003, the Group's cash and short-term investments were $802.4 million. Celera Genomics' cash and short-term investments decreased by approximately $87 million during fiscal 2003, including the conversion of approximately $17 million of short-term investments to long-term investments.

For fiscal 2003, Celera Genomics reported a net loss of $81.9 million, or $1.15 per share, compared to a net loss of $211.8 million, or $3.21 per share, for fiscal 2002. Included in the fiscal 2003 results is a $15.1 million non-cash charge associated with Celera's equity method investment in Discovery Partners
International, Inc. (NASDAQ:DPII), which represents Celera's share of a charge for the impairment of goodwill and other long-term assets recorded by DPII.
Fiscal 2002 results included a $99.0 million non-cash charge for acquired in-process R&D related to the acquisition of Axys Pharmaceuticals, Inc. and
$25.9 million of charges related to the Paracel business, in addition to the charges related to the restructuring and the write-down of investments mentioned above. Revenues for fiscal 2003 were $88.3 million, compared to $120.9 million for the prior year, primarily due to Celera's decision not to pursue additional sequencing service business. Online/Information Business revenue for fiscal 2003 was $74.5 million and operating income was $29.7 million, compared to $72.7 million and $15.0 million, respectively, for fiscal 2002.

"During fiscal 2003, we aligned our organization behind our target identification, proteomics and small molecule programs, and added clinical development expertise to better balance our previously established discovery capacity," said Kathy Ordonez, President, Celera Genomics. "We made this progress while reducing our cash use significantly compared to fiscal 2002."

"Celera Genomics is evaluating findings from disease association studies underway at Celera Diagnostics. These findings have the potential to yield novel therapeutic targets and to provide insight into disease pathways and new approaches to clinical trial design, such as stratification of patient populations based on our understanding of genetic contribution to disease," said
Robert Booth, Ph.D., Chief Scientific Officer, Celera Genomics. "In addition, our proteomics programs are continuing to identify and validate potential targets for both protein and small molecule therapeutics in cancer."

The proteomics team at Celera Genomics is continuing its analysis of both lung and colon cancer samples, and has begun protein identification within the lung cancer program. Over 40 lung cancer tumors and matched normal lung samples have been processed and are in analysis. Celera has also undertaken expression and functional validation studies of cell surface proteins identified in its pancreatic cancer study.

Celera Genomics is completing pharmacokinetic (PK) studies for a number of
Factor VIIa inhibitor small molecule compounds that are being evaluated for development as parenteral anticoagulants. PK studies are also underway in a histone deacetylase program for cancer and other indications. Celera has solved the crystal structures of both Factor VIIa and tryptase in the presence of small molecule inhibitors. Consequently, these structures are aiding in Celera's efforts to design potent and selective inhibitors against these therapeutic targets.

Celera Genomics Outlook

Celera Genomics believes that at least one of its compounds, most likely one of its partnered compounds, could enter clinical trials during fiscal 2004.
Celera's partners will make clinical development decisions with respect to these compounds. During the coming year, Celera Genomics plans to complete the target identification and validation phases of its three ongoing proteomic oncology programs, and to initiate at least one new proteomic discovery program.

Celera Genomics intends to establish one or more strategic relationships that advance its pipeline and/or leverage its combination of genomic, proteomic and bioinformatic capabilities. Possible relationships may include a collaboration to identify and develop therapeutic antibodies against cell surface proteins identified by Celera's proteomic programs, as well as partnering of other therapeutic discovery efforts that Celera elects not to pursue independently or in collaboration with Celera Diagnostics.

The financial outlook for Celera Genomics for fiscal 2004 is as follows:

o    Fiscal 2004 Cash Burn: Celera Genomics' net cash use is expected to be between $90 and $100 million. This outlook includes Celera Genomics'
     portion of the funding for the Celera Diagnostics joint venture, which portion is expected to be in the range of $25 to $30 million. The impact of higher cash requirements for therapeutic programs and lower
     Online/Information Business revenues and operating profit should be partially offset by lower losses and cash demands related to Celera
     Diagnostics, and the reclassification of approximately $16 million of long-term treasury securities to short-term investments.

o    Fiscal 2004 Expenses: The Group believes R&D expenses will be comparable to fiscal 2003 levels, as decreased R&D spending in support of the
     Online/Information Business should be offset by increases in therapeutic discovery and development programs. Pre-tax losses related to the Celera
     Diagnostics joint venture are expected to be in the range of $38 to $44 million.

o    Fiscal 2004 Revenue: Celera Genomics anticipates fiscal 2004 revenues will continue to trend downward to a range of $55 to $60 million, an approximate
     $28 to $33 million decrease compared to fiscal 2003. A number of
     Online/Information Business agreements are expected to expire during fiscal
     2004. In addition, Celera does not expect significant revenue from sequencing or other service activities during fiscal 2004; service revenues exceeded $5 million in fiscal 2003.

The comments in the Outlook sections of this press release, including the Celera
Diagnostics Joint Venture outlook below, reflect management's current outlook.
The Company does not have any current intention to update this Outlook and plans to revisit the outlook for its businesses only once each quarter when financial results are announced.

Celera Diagnostics Joint Venture

Celera Diagnostics, a 50/50 joint venture between Applied Biosystems and Celera
Genomics, reported fiscal fourth quarter 2003 revenues of $5.6 million, compared to $2.8 million in the same period last year. For fiscal 2003, reported revenues more than doubled to $20.8 million, compared to $9.2 million in fiscal 2002.
Reported revenues include equalization payments from Abbott Laboratories resulting from the profit-sharing alliance between Abbott and Celera
Diagnostics, and fluctuate from period to period due, in part, to differences in relative expenses between the alliance partners.

End-user sales of products manufactured by Celera Diagnostics were $8.7 million and $23.4 million in the fiscal 2003 fiscal fourth quarter and 2003 periods, respectively, compared to $3.6 million and $11.6 million in the year-earlier periods. These increases were primarily due to continued growth in sales for cystic fibrosis Analyte Specific Reagents (ASRs), and to a lesser extent, the
ViroSeq(TM) HIV-1 Genotyping System.

Net cash use was $16.1 million in the fourth quarter of fiscal 2003 compared to
$15.2 million in the prior year period. Net cash use for fiscal 2003 was $59.4 million, compared to $45.9 million for fiscal 2002. The pre-tax loss for the recent quarter was $15.4 million, compared to $14.5 million in the same period last year. Pre-tax losses for fiscal 2003 increased to $51.2 million from $44.7 million in the year-ago period. Higher R&D expenses associated with discovery programs and product development were partially offset by increased gross margin.

During the past fiscal year, Celera Diagnostics completed the build-out of its high throughput genomics laboratory, established access to over 30,000 well-characterized and consented samples, and determined over 40 million genotypes. Nine disease association studies are currently underway, including studies of rheumatoid arthritis, breast cancer metastasis, Alzheimer's disease, interferon responsiveness, a metabolic disease, and four cardiovascular indications.

"We are very pleased to report that in four of Celera Diagnostics' disease association studies, we have identified and replicated novel associations between disease and single nucleotide polymorphisms in multiple genes," said
Kathy Ordonez, President, Celera Diagnostics. "We plan to communicate selected findings from these studies in the coming months, after we assess the diagnostic and therapeutic value of our discoveries, complete patent filings, consult with our collaborators and finalize product plans."

Recently, Celera Diagnostics began to manufacture for Abbott new ASRs that measure viral load and that genotype the hepatitis C virus (HCV). Established annual global market demand for comparable tests is believed to exceed $300 million. Future sales of HCV products manufactured by Celera Diagnostics will depend, in part, on Abbott's ability to sell these ASRs in a competitive market environment.

In June, Celera Diagnostics received additional clearance from the U.S. Food and
Drug Administration to market its ViroSeq(TM) HIV-1 Genotyping System as an in vitro diagnostic product. This latest 510(k) clearance covers the use of the
ViroSeq system with the ABI PRISM(R) 3700 DNA Analyzer, a fully automated instrument commonly used in the largest, high-throughput clinical testing laboratories.

Celera Diagnostics Joint Venture Outlook

For fiscal 2004, end-user sales of products manufactured by Celera Diagnostics and marketed through the alliance with Abbott Laboratories are expected to approximately double to a range of $45 to $50 million. Celera Diagnostics anticipates fiscal 2004 pre-tax losses decreasing to a range of $38 to $44 million, and fiscal 2004 net cash use decreasing to a range of $46 to $52 million, including capital spending of approximately $5 million. Celera
Diagnostics is assessing options for expanding manufacturing capacity that may additionally impact its total cash requirements for fiscal 2004. This outlook assumes continued demand growth for key products, including the HCV ASRs mentioned above.

Conference Call & Webcast

A conference call with Applera Corporation executives will be held today at
11:00 a.m. (EDT) with investors and media to discuss these results and other matters related to the businesses. The call will be formatted to focus on each of the Applera businesses separately, approximately at the times indicated
below, although the exact timing may be different as the call will proceed without pause between segments:

o    Applied Biosystems Group      11:00 a.m. (EDT)
o    Celera Diagnostics            11:45 a.m.
o    Celera Genomics Group         12:00 noon

During each segment, the management team will make prepared remarks and answer questions from securities analysts and investment professionals. Investors, securities analysts, representatives of the media and other interested parties who would like to participate should dial (+1) 706.634.4992 (code "applera") at any time from 10:45 a.m. until the end of the call. This conference call will also be webcast. Interested parties who wish to listen to the webcast should visit either www.applera.com and go to the Investor Relations section of the web site, or www.celera.com and go to the Investor section. A digital recording will be available approximately two hours after the completion of the conference call on July 23 through August 3, 2003. Interested parties should call 706.645.9291 and enter conference ID 1702597.

About Applera Corporation and Celera Genomics

Applera Corporation comprises two operating groups. The Celera Genomics Group, located in Rockville, MD, and South San Francisco, CA, is engaged principally in integrating advanced technologies to discover and develop new therapeutics.
Celera intends to leverage its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets, and to discover and develop new therapeutics. Its Celera Discovery System(TM) online platform, marketed exclusively through the Applied Biosystems Knowledge Business, is an integrated source of information based on the human genome and other biological and medical sources. The Applied Biosystems Group (NYSE:ABI) develops and markets instrument-based systems, reagents, software, and contract services to the life science industry and research community. Applied Biosystems is headquartered in
Foster City, CA, and reported sales of $1.7 billion during fiscal 2003. Celera
Diagnostics, a 50/50 joint venture between Applied Biosystems and Celera
Genomics, is focused on discovery, development, and commercialization of novel diagnostic products. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange
Commission, is available at www.applera.com, or by telephoning 800.762.6923.
Information about Celera Genomics is available at www.celera.com.

Certain statements in this press release, including the Outlook sections, are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "intend," "anticipate," "should,"
"planned," and "potential," among others. These forward-looking statements are based on Applera Corporation's current expectations. The Private Securities
Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera
Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of Celera Genomics' businesses include but are not limited to: (1)
Celera Genomics expects operating losses for the foreseeable future; (2) Celera
Genomics' reliance on Applied Biosystems' emerging Knowledge Business for incremental revenues to Celera Genomics from the Celera Discovery System and
Celera Genomics' related information assets; (3) Celera Genomics' and Celera
Diagnostics' unproven ability to discover, develop, or commercialize proprietary therapeutic or diagnostic products, (4) the risk that clinical trials of products that Celera Genomics or Celera Diagnostics do discover and develop will not proceed as anticipated or may not be successful, or that such products will not receive required regulatory clearances or approvals; (5) the uncertainty that Celera Genomics' or Celera Diagnostics' products will be accepted and adopted by the market, including the risk that that these products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for these products from third party payors such as private insurance companies and government insurance plans; (6)
reliance on existing and future collaborations, including, in the case of Celera
Diagnostics, its strategic alliance with Abbott Laboratories, which may not be successful; (7) Celera Genomics' and Celera Diagnostics' reliance on access to biological materials and related clinical and other information, which may be in limited supply or access to which may be limited; (8) intense competition in the industries in which Celera Genomics and Celera Diagnostics operate; (9)
potential product liability or other claims against Celera Genomics or Celera
Diagnostics as a result of the testing or use of their products; (10) Celera
Genomics' reliance on scientific and management personnel having the training and technical backgrounds necessary for Celera Genomics' business; (11)
potential liabilities of Celera Genomics related to use of hazardous materials;
(12) uncertainty of the availability to Celera Genomics and Celera Diagnostics of intellectual property protection, limitations on their ability to protect trade secrets, and the risk to them of infringement claims; (13) Celera
Genomics' dependence on the operation of computer hardware, software, and
Internet applications and related technology; (14) legal, ethical, and social issues which could affect demand for Celera Genomics' or Celera Diagnostics'
products; (15) risks associated with future acquisitions by Celera Genomics, including that they may be unsuccessful; (16) uncertainty of the outcome of existing stockholder litigation; (17) Celera Diagnostics' limited commercial manufacturing experience and capabilities and its reliance on a single principal manufacturing facility; (18) Celera Diagnostics' reliance on a single supplier or a limited number of suppliers for key components of certain of its products;
(19) the risk of earthquakes, which could interrupt Celera Diagnostics' and/or
Celera Genomics' operations; and (20) other factors that might be described from time to time in Applera Corporation's filings with the Securities and Exchange
Commission. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Copyright(C)2003. Applera Corporation. All Rights Reserved. Applied Biosystems,
Celera, Celera Diagnostics, Celera Discovery System, and Celera Genomics are
trademarks of Applera Corporation and its subsidiaries in the U.S. and/or certain other countries.

APPLERA CORPORATION
CELERA GENOMICS GROUP
COMBINED STATEMENTS OF OPERATIONS
(Dollar amounts in millions except per share amounts)

                                                    (Unaudited)
                                                 Three months ended                      Twelve months ended
                                                       June 30,                                June 30,
                                                2003               2002               2003                2002
                                          --------------      --------------      --------------      --------------

Net revenues                              $         21.5      $         28.1      $         88.3      $        120.9
Costs and expenses
  Cost of sales                                      4.0                 6.6                14.1                51.9
  Research and development                          28.5                36.7               120.9               132.7
  Selling, general and administrative                8.3                10.2                30.2                50.4
  Amortization of intangible assets                  0.7                 2.7                 5.9                 7.4
  Other special charges                                                  2.8                                    25.8
  Acquired research and development                                                                             99.0
                                          --------------      --------------      --------------      --------------
Operating loss                                     (20.0)              (30.9)              (82.8)             (246.3)
Loss on investments, net                                                (6.0)               (0.3)               (6.0)
Interest income, net                                 3.2                 5.3                16.9                31.3
Other income (expense), net                          0.4                 0.7               (16.9)               (4.6)
Loss from joint venture                            (15.4)              (14.5)              (51.2)              (44.7)
                                          --------------      --------------      --------------      --------------
Loss before income taxes                           (31.8)              (45.4)             (134.3)             (270.3)
Benefit for income taxes                            12.4                16.6                52.4                58.5
                                          --------------      --------------      --------------      --------------
Net loss                                  $        (19.4)     $        (28.8)     $        (81.9)     $       (211.8)
                                          ==============      ==============      ==============      ==============

Net loss per share
     Basic and diluted                    $        (0.27)     $        (0.42)     $        (1.15)     $        (3.21)

Average common shares outstanding
     Basic and diluted                        71,938,000          69,205,000          71,532,000          66,047,000

APPLERA CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2003
(Dollar amounts in millions except per share amounts)
(Unaudited)

                                         Applied        Celera
                                        Biosystems     Genomics      Celera
                                          Group         Group      Diagnostics Eliminations  Consolidated
                                        ----------     --------    ----------- ------------  -----------

Net revenues                              $ 432.9      $  21.5      $   5.6      $  (4.1)     $ 455.9
Cost of sales                               212.1          4.0          4.4         (2.2)       218.3
                                          -------      -------      -------      -------      -------
Gross margin                                220.8         17.5          1.2         (1.9)       237.6
Selling, general and administrative          98.8          8.3          3.1                     110.2
Research, development and engineering        58.2         28.5         13.5         (2.2)        98.0
Amortization of intangible assets                          0.7                                    0.7
Other special charges                        (4.3)                                               (4.3)
                                          -------      -------      -------      -------      -------
Operating income (loss)                      68.1        (20.0)       (15.4)         0.3         33.0
Loss on investments, net                     (0.2)                                               (0.2)
Interest income, net                          3.4          3.2                                    6.6
Other income (expense), net                  25.5          0.4                                   25.9
Loss from joint venture                                  (15.4)                     15.4
                                          -------      -------      -------      -------      -------
Income (loss) before income taxes            96.8        (31.8)       (15.4)        15.7         65.3
Provision (benefit) for income taxes          0.7        (12.4)             (a)     (2.4)       (14.1)
                                          -------      -------      -------      -------      -------
Net income (loss)                         $  96.1      $ (19.4)     $ (15.4)     $  18.1      $  79.4
                                          =======      =======      =======      =======      =======

Net income (loss) per share
     Basic and diluted                    $  0.46      $ (0.27)

(a)  -   The tax benefit associated with the operating loss generated by
         Celera Diagnostics is recorded by the Celera Genomics group since the
         Celera Genomics group has recorded 100% of Celera Diagnostics' losses.

APPLERA CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2002
(Dollar amounts in millions except per share amounts)
(Unaudited)

                                          Applied      Celera
                                         Biosystems   Genomics      Celera
                                           Group        Group     Diagnostics  Eliminations  Consolidated
                                          -------      -------    -----------  ------------  ------------

Net revenues                              $ 417.3      $  28.1      $   2.8      $  (6.5)     $ 441.7
Cost of sales                               199.8          6.6          1.7         (4.9)       203.2
                                          -------      -------      -------      -------      -------
Gross margin                                217.5         21.5          1.1         (1.6)       238.5
Selling, general and administrative         100.8         10.2          2.2          0.2        113.4
Research, development and engineering        58.0         36.7         13.4         (2.8)       105.3
Amortization of intangible assets                          2.7                                    2.7
Other special charges                                      2.8                                    2.8
                                          -------      -------      -------      -------      -------
Operating income (loss)                      58.7        (30.9)       (14.5)         1.0         14.3
Loss on investments, net                     (8.2)        (6.0)                      0.1        (14.1)
Interest income, net                          3.2          5.3                                    8.5
Other income (expense), net                  (0.6)         0.7                                    0.1
Loss from joint venture                                  (14.5)                     14.5
                                          -------      -------      -------      -------      -------
Income (loss) before income taxes            53.1        (45.4)       (14.5)        15.6          8.8
Provision (benefit) for income taxes         14.9        (16.6)             (a)      3.8          2.1
                                          -------      -------      -------      -------      -------
Net income (loss)                         $  38.2      $ (28.8)     $ (14.5)     $  11.8      $   6.7
                                          =======      =======      =======      =======      =======

Net income (loss) per share
     Basic and diluted                    $  0.18      $ (0.42)

(a)  -   The tax benefit associated with the operating loss generated by
         Celera Diagnostics is recorded by the Celera Genomics group since the
         Celera Genomics group has recorded 100% of Celera Diagnostics' losses.

APPLERA CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Twelve Months Ended June 30, 2003
(Dollar amounts in millions except per share amounts)

                                                        Applied       Celera
                                                       Biosystems     Genomics        Celera
                                                        Group          Group        Diagnostics    Eliminations    Consolidated
                                                       ---------      ---------     -----------    ------------    ------------

Net revenues                                           $ 1,682.9      $    88.3      $    20.8      $   (14.8)     $ 1,777.2
Cost of sales                                              833.5           14.1           11.3           (9.3)         849.6
                                                       ---------      ---------      ---------      ---------      ---------
Gross margin                                               849.4           74.2            9.5           (5.5)         927.6
Selling, general and administrative                        393.1           30.2           11.7                         435.0
Research, development and engineering                      238.4          120.9           49.0           (6.7)         401.6
Amortization of intangible assets                                           5.9                                          5.9
Other special charges                                       20.0                                                        20.0
                                                       ---------      ---------      ---------      ---------      ---------
Operating income (loss)                                    197.9          (82.8)         (51.2)           1.2           65.1
Loss on investments, net                                    (2.3)          (0.3)                                        (2.6)
Interest income, net                                        12.7           16.9                                         29.6
Other income (expense), net                                 30.4          (16.9)                                        13.5
Loss from joint venture                                                   (51.2)                         51.2
                                                       ---------      ---------      ---------      ---------      ---------
Income (loss) before income taxes                          238.7         (134.3)         (51.2)          52.4          105.6
Provision (benefit) for income taxes                        39.1          (52.4)               (a)        0.4          (12.9)
                                                       ---------      ---------      ---------      ---------      ---------
Income (loss) from continuing operations                   199.6          (81.9)         (51.2)          52.0          118.5
Loss from discontinued operations,
  net of income taxes                                      (16.4)                                                      (16.4)
                                                       ---------      ---------      ---------      ---------      ---------
Net income (loss)                                      $   183.2      $   (81.9)     $   (51.2)     $    52.0      $   102.1
                                                       =========      =========      =========      =========      =========

Income (loss) from continuing operations per share
     Basic                                             $    0.96      $   (1.15)
     Diluted                                           $    0.95      $   (1.15)
Loss from discontinued operations per share
     Basic and diluted                                 $   (0.08)     $      --
Net income (loss) per share
     Basic                                             $    0.88      $   (1.15)
     Diluted                                           $    0.87      $   (1.15)

(a)   -  The tax benefit associated with the operating loss generated by
         Celera Diagnostics is recorded by the Celera Genomics group since the
         Celera Genomics group has recorded 100% of Celera Diagnostics' losses.

APPLERA CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Twelve Months Ended June 30, 2002
(Dollar amounts in millions
except per share amounts)

                                           Applied         Celera
                                          Biosystems      Genomics       Celera
                                            Group          Group       Diagnostics    Eliminations     Consolidated
                                          ---------      ---------     -----------    ------------     ------------

Net revenues                              $ 1,604.0      $   120.9      $     9.2      $   (32.9)     $ 1,701.2
Cost of sales                                 768.5           51.9            6.2          (27.6)         799.0
                                          ---------      ---------      ---------      ---------      ---------
Gross margin                                  835.5           69.0            3.0           (5.3)         902.2
Selling, general and administrative           379.2           50.4            8.7            0.1          438.4
Research, development and engineering         219.6          132.7           39.0           (9.4)         381.9
Amortization of intangible assets                              7.4                                          7.4
Other special charges                                         25.8                                         25.8
Acquired research and development               2.2           99.0                                        101.2
                                          ---------      ---------      ---------      ---------      ---------
Operating income (loss)                       234.5         (246.3)         (44.7)           4.0          (52.5)
Loss on investments, net                       (8.6)          (6.0)                          0.1          (14.5)
Interest income, net                           12.2           31.3                                         43.5
Other income (expense), net                    (0.6)          (4.6)                          0.1           (5.1)
Loss from joint venture                                      (44.7)                         44.7
                                          ---------      ---------      ---------      ---------      ---------
Income (loss) before income taxes             237.5         (270.3)         (44.7)          48.9          (28.6)
Provision (benefit) for income taxes           69.0          (58.5)               (a)        1.5           12.0
                                          ---------      ---------      ---------      ---------      ---------
Net income (loss)                         $   168.5      $  (211.8)     $   (44.7)     $    47.4      $   (40.6)
                                          =========      =========      =========      =========      =========

Net income (loss) per share
     Basic                                $    0.80      $   (3.21)
     Diluted                              $    0.78      $   (3.21)

(a)  -   The tax benefit associated with the operating loss generated by
         Celera Diagnostics is recorded by the Celera Genomics group since the
         Celera Genomics group has recorded 100% of Celera Diagnostics' losses.